UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2009 (December 8, 2009)

GLOBAL ENERGY HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32918	84-1169517
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3348 PEACHTREE ROAD, NE, SUITE 250, TOWER PLACE 200 ATLANTA, GEORGIA 30326
 (Address of principal executive offices)                                                             (Zip Code)

(404) 814 2500
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                      NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 8, 2009, Global Energy Holdings Group, Inc. (the “Company”) received approval from its Board of Directors to voluntarily delist its common stock from the NYSE Amex LLC (the “Exchange”).  On December 8, 2009, the Company notified the Exchange of its intent to voluntarily delist its common stock from the Exchange. The Company anticipates that the delisting will be effective ten (10) calendar days after the filing of the Form 25 “Notification of Removal from Listing.”  The Company intends to file the Form 25 on or after December 18, 2009.

On December 8, 2009, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Company will file a notification of removal from listing on the Exchange on Form 25 with the Securities and Exchange Commission (the “SEC”) on or about December 18, 2009 and that the withdrawal of the Company’s common stock from listing on the Exchange will be effective 10 days after the filing of the Form 25.

ITEM 8.01                      OTHER EVENTS

On June 9, 2009, the Company received a notice from the Exchange, dated June 3, 2009, informing the Company that it was not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide (the “Company Guide”) in that it had sustained losses that were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.

On August 18, 2009, the Company’s plan to regain compliance with Section 1003(a)(iv) of the Company Guide by December 3, 2009 was accepted by the Exchange.

The Company has not been able to regain compliance of the Section previously noted, and is therefore voluntarily delisting its common stock from the Exchange.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1           Press Release dated December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 17, 2009	GLOBAL ENERGY HOLDINGS GROUP, INC. By: /s/ William P. Behrens William P. Behrens Chairman of the Board of Directors